2003 ANNUAL MEETING RESULTS
On October 21, 2003, RSI Retirement Trust held its Annual Meeting of Trust Participants to consider: (1) the election of four Trustees for terms of three years, (2) ratification or rejection of PricewaterhouseCoopers LLP as independent accountants of RSI Retirement Trust for fiscal year ending September 30, 2003,
(3a) approval or rejection of a new management agreement with Retirement System Investors Inc., (3b) approval or rejection of a new sub-advisory investment management agreement with Bank of Ireland Asset Management (U.S.) Limited, (3c) approval or rejection of a new sub-advisory investment management agreement with Batterymarch Financial Management, Inc., (3d) approval or rejection of a new sub-advisory investment management agreement with Neuberger Berman Management Inc., (4) approval or rejection of a proposed "Manager of Managers" agreement with Retirement
System Investors Inc., (5) approval or rejection of a new sub-advisory investment management agreement with Neuberger Berman
Management Inc. on Account of Assignment, (6) approval or rejection of a new investment management agreement with Dresdner RCM
Global Investors LLC, (7) approval or rejection of a new investment management agreement with Northern Trust Investments, N.A., and (8) approval or rejection of an amended investment management agreement with Retirement System Investors for Core Equity Fund.

Voting Results listed in shares voted.

Proposal 1: Election of Trustees

NOMINEE:
Herbert G. Chorbajian
FOR: 6,773,718
AGAINST: 694,285
ABSTAIN: 0

NOMINEE:
James P. Cronin
FOR: 7,280,886
AGAINST: 187,117
ABSTAIN: 0

NOMINEE:
Joseph L. Mancino
FOR: 7,248,124
AGAINST: 219,879
ABSTAIN: 0

NOMINEE:
William L. Schrauth
FOR: 6,766,478
AGAINST: 701,525
ABSTAIN: 0

Trustees Candace Cox, William Dannecker, Joseph R. Ficalora,
Maurice E. Kinkade, William A. McKenna, and Raymond L. Willis are serving terms that did not expire during the fiscal year ended September 30, 2003.

Proposal 2: Ratification of Independent Accountants
PricewaterhouseCoopers LLP

FOR: 6,960,872
AGAINST: 495,859
ABSTAIN: 11,271

Proposal 3a: Approval of New Investment Management Agreement with Retirement System Investors Inc.

FOR: 7,393,685
AGAINST: 20,691
ABSTAIN: 53,627

Proposal 3b: Approval of New Sub-Advisory Investment Management
Agreement with Bank of Ireland Asset Management (U.S.) Limited
(International Equity Fund Only)

FOR: 1,007,034
AGAINST: 0
ABSTAIN: 9,650

Proposal 3c: Approval of New Sub-Advisory Investment Management
Agreement with Batterymarch Financial Management, Inc.
(Emerging Growth Equity Fund Only)

FOR: 815,766
AGAINST: 2,608
ABSTAIN: 6,137

Proposal 3d: Approval of New Sub-Advisory Investment Management
Agreement with Neuberger Berman Management Inc.
(Emerging Growth Equity Fund Only)

FOR: 815,766
AGAINST: 2,608
ABSTAIN: 6,137

Proposal 4: Approval of a Proposed "Manager of Managers"
Agreement with Retirement System Investors Inc.

FOR: 7,378,743
AGAINST: 35,634
ABSTAIN: 53,627

Proposal 5: Approval of a New Sub-Advisory Agreement with
Neuberger Berman Management Inc. on Account of Assignment
(Emerging Growth Equity Fund Only)

FOR: 815,766
AGAINST: 2,608
ABSTAIN: 6,137

Proposal 6: Approval of a New Investment Management
Agreement with Dresdner RCM Global Investors LLC
(Core Equity Fund Only)

FOR: 1,677,627
AGAINST: 181
ABSTAIN: 12,376

Proposal 7: Approval of a New Investment Management
Agreement with Northern Trust Investments, N.A.
(Core Equity Fund Only)

FOR: 1,677,627
AGAINST: 181
ABSTAIN: 12,376

Proposal 8: Approval of an Amended Investment Management
Agreement with Retirement System Investors Inc. for Core
Equity Fund (Core Equity Fund Only)

FOR: 1,677,063
AGAINST: 745
ABSTAIN: 12,376